EXHIBIT 4.2

TETRA TECHNOLOGIES, INC.

First Amendment

Effective as of April 29, 2013

to

NOTE PURCHASE AGREEMENT

Dated as of April 29, 2013

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT dated and effective as of April 29, 2013 (this “First Amendment”) is among TETRA Technologies, Inc., a Delaware corporation (the “Company” ), and each of the institutions set forth on the signature page to this First Amendment (collectively, the “Noteholders”).

Recitals:

A. The Company has heretofore entered into the Note Purchase Agreement dated as of April 29, 2013, with each of the Noteholders (the “Note Purchase Agreement”). The Company has heretofore issued its 4.00% Senior Notes due April 29, 2020 (the “Notes”) pursuant to the Note Purchase Agreement.

B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C. The Noteholders constitute the Required Holders necessary to agree to the amendments contained herein.

D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. AMENDMENTS.

Section 1.1. Schedule B of the Note Purchase Agreement shall be and is hereby amended as follows:

(a) The definition of “Restricted Subsidiary” is hereby amended and restated in its entirety as follows:

“Restricted Subsidiary” means any Subsidiary (a) of which at least a majority of the voting securities are owned by the Company and/or one or more Restricted Subsidiaries and (b) that is not listed in the definition of an Unrestricted Subsidiary below or that the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes pursuant to Section 10.8.

(b) The definition of “Unrestricted Subsidiary” is hereby amended and restated in its entirety as follows:

“Unrestricted Subsidiary” means any Subsidiary of the Company that (a) has been so designated by notice in writing given to the holders of the Note, or (b) is listed below:

Compressco Partners GP Inc.

Compressco Partners, L.P.

Compressco Partners Sub, Inc.

Compressco Partners Operating, LLC

Compressco Australia Pty Ltd.

Compressco Field Services International LLC

Compressco de Argentina SRL

Compressco International, LLC

Compressco Holdings, LLC

Compressco Leasing, LLC

Compressco Netherlands Cooperatief U.A.

Compressco Netherlands B.V.

Compressco Canada, Inc.

Compressco Mexico Investment I, LLC

Compressco de Mexico S. de RL de C.V.

Compressco Mexico Investment II, LLC

Providence Natural Gas, LLC

Production Enhancement Mexico, S. de RL de C.V.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders that:

(a )this First Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by the Company and this First Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance by the Company of this First Amendment (i) does not require the consent or approval of any Governmental Authority and (ii) will not (A) violate any provision of any law, statute, rule or regulation of any Governmental Authority or the certificate of incorporation or bylaws of the Company, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (C) contravene, result in any breach of, or constitute a default under any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound; and

(d) as of the Execution Date (as herein defined) and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

Section 3.1. This First Amendment shall not become effective until, and shall become effective when each and every one of the following conditions shall have been satisfied and once satisfied, the date of such effectiveness shall be the date set forth on the Company’s signature page hereto (such date, the “Execution Date” ):

(a) executed counterparts of this First Amendment, duly executed by the Company and the Noteholders, shall have been delivered (in the case of counterparts executed by the Company) to the Noteholders or their counsel and (in the case of counterparts executed by the Noteholders) to the Company;

(b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the Execution Date; and

(c) the Company shall have paid, or made arrangements acceptable to the Noteholders for the payment of, the reasonable fees and expenses of Foley & Lardner LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Upon satisfaction of all of the foregoing conditions, this First Amendment shall become effective as of April 29, 2013.

SECTION 4. MISCELLANEOUS.

Section 4.1. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4. This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

TETRA Technologies, Inc.

By: /s/Bruce A. Cobb

Name:  Bruce A. Cobb

Title:   Vice President - Finance, Treasurer

The foregoing is agreed to and accepted

as of the date set forth below.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Delaware Investments Advisers, a series

of Delaware Management Business Trust,

Attorney in Fact

By: /s/Bradley S. Ritter

Name:  Bradley S. Ritter

Title:   Senior Vice President

Date:   May 3, 2013

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By: Delaware Investments Advisers, a series

of Delaware Management Business Trust,

Attorney in Fact

By: /s/Bradley S. Ritter

Name:  Bradley S. Ritter

Title:   Senior Vice President

Date:   May 3, 2013